UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Sec. 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2002

Dana Corporation

(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (419) 535-4500

Item 5. Other Events and Regulation FD Disclosure. On February 25, 2002, Dana Corporation issued the press release that is attached to this report as Exhibit A to PR Newswire, for immediate release to national newspapers and news wire services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)

Date:	February 26, 2002	By:	/s/ Michael L. DeBacker Michael L. DeBacker Vice President

Exhibit A

(Dana Logo)

FOR IMMEDIATE RELEASE	CONTACT:	Gary Corrigan (419) 535-4813 gary.corrigan@dana.com

DANA CORPORATION PLANS TO SELL NOTES

TOLEDO, Ohio, February 25, 2002 – Dana Corporation (NYSE: DCN) announced today that it plans to make a private placement of $250 million in principal amount of notes. The company expects to commence the offering shortly. Proceeds are expected to be used to repay existing indebtedness and for general corporate purposes. The notes will be general, unsecured obligations of Dana Corporation. The notes will not have been registered under the Securities Act of 1933 and may not be offered or sold absent registration or an applicable exemption from registration requirements.

This release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve assumptions, uncertainties and risks, and Dana’s actual results, performance or achievements may differ materially from those expressed or implied in these statements. Among the factors that could affect the company’s actual results are its ability to sell the above notes on acceptable terms, if at all. Additional factors are contained in Dana’s public filings with the Securities and Exchange Commission. Dana does not undertake to update any forward-looking statements contained herein.

# # #

4